BYLAWS
OF
PINNACLE WEST CAPITAL CORPORATION
(Amended as of February 19, 2020)
I. REFERENCES; SENIORITY
1.01.    References. Any reference herein made to law will be deemed to refer to the law of the State of Arizona, including any applicable provision or provisions of Chapters 1‑17 and Chapter 23 of Title 10, Arizona Revised Statutes (or its successor), as at any given time in effect. Any reference herein made to the Articles will be deemed to refer to the applicable provision or provisions of the Articles of Incorporation of the Company, and all amendments thereto, as at any given time on file with the Arizona Corporation Commission (this reference to that Commission being intended to include any successor to the incorporating and related functions being performed by that Commission at the date of the initial adoption of these Bylaws).
1.02.    Seniority. Except as indicated in Part X of these Bylaws, the law and the Articles (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and the Articles (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.
1.03.    Shareholders of Record. Except as otherwise required by law and subject to any procedure established by the Company pursuant to Arizona Revised Statutes Section 10‑723 (or any comparable successor provision), the word “shareholder” as used herein shall mean one who is a holder of record of shares of capital stock in the Company.
II. SHAREHOLDERS MEETINGS
2.01.    Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Arizona, as may be designated by the Board of Directors from time to time. The Board of Directors may, in its sole discretion, determine that any annual meeting shall not be held at any place, but may instead be held by means of remote communication in a manner authorized by law. Any other proper business may be transacted at the annual meeting. A special meeting may be called and held in lieu of an annual meeting pursuant to the provisions of Section 2.02 below, and the same proceedings (including the election of directors) may be conducted thereat as at a regular meeting. Any director elected at any annual meeting, or special meeting in lieu of an annual meeting, will continue in office until the election of his or her successor, subject to his or her (a) earlier resignation pursuant to Section 6.01 below, (b) removal pursuant to Section 3.13 below, or (c) death or disqualification.

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2.02.    Special Meetings.

(a)
Except as otherwise required by law, special meetings of the shareholders may be held whenever called by the Chairman of the Board; the President; a majority of the Board of Directors; or shareholders as provided below. Subject to subsections (b) through (d) of this Section 2.02 and Section 2.05(b), a special meeting of shareholders shall be called by the Secretary upon the written request (a “Special Meeting Request”) of one or more shareholders who have continuously held of record for at least one year, as of the date of the Secretary’s receipt of the Special Meeting Request, “Net Long Shares” (as defined in subsection (e) of this Section 2.02) representing in the aggregate at least 15% of the outstanding capital stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting (such Net Long Shares held for the requisite period, the “Requisite Percent” and each requesting shareholder, a “Special Meeting Requesting Shareholder” and, collectively, the “Special Meeting Requesting Shareholders”). A Special Meeting Requesting Shareholder may revoke the Special Meeting Requesting Shareholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and, if following such revocation, the remaining un-revoked requests are from Special Meeting Requesting Shareholders holding in the aggregate less than the Requisite Percent, the Board, in its sole discretion, may cancel the special meeting.

(b)	The Secretary shall not be required to call a special meeting upon receiving a Special Meeting Request if:

(1)
an annual or special meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by the Board of Directors (“Similar Business”), was held not more than ninety (90) days before the Special Meeting Request was received by the Secretary;

(2)
the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within ninety (90) days after the Secretary receives the Special Meeting Request and the Board of Directors determines in good faith that the business to be conducted at such meeting includes Similar Business (for purposes of this Section 2.02(b), the election of directors shall be deemed to be Similar Business with respect to all items of business involving the election or removal of directors,

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changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors);

(3)	the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; or

(4)
such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor regulation or act), or other applicable law.

(c)
A special meeting called by the Chairman of the Board, the President. a majority of the Board of Directors, or pursuant to a properly submitted Special Meeting Request, shall be held at such date, time, and place within or without the State of Arizona as may be fixed by the Board of Directors, or the Board of Directors may, in its sole discretion, determine that any special meeting shall not be held at any place, but may instead be held by means of remote communication in a manner authorized by law; provided, however, that with respect to a special meeting called pursuant to a properly submitted Special Meeting Request:

(1)
the date of any such special meeting shall be not more than ninety (90) days after the Secretary’s receipt of the properly submitted Special Meeting Request in the case of a Special Meeting Request relating to matters other than the election of directors; and

(2)
as required by Article Fifth of the Articles, the date of any such special meeting shall be not more than one hundred and eighty (180) days after the Secretary’s receipt of the properly submitted Special Meeting Request in the case of a Special Meeting Request relating to the election of directors.

(d)
Business transacted at any special meeting requested by the shareholders shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the shareholders, and to cause other business to be transacted, at any special meeting of shareholders.

(e)
“Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by each Special Meeting Requesting Shareholder that constitute such shareholder’s “net long position” as

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defined in Rule 14e-4 under the Exchange Act; provided that (i) for the purposes of such definition, reference in such rule to (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the Secretary’s receipt of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Company’s common stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Company’s common stock is not then listed for trading on the New York Stock Exchange) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Company, and (D) “subject security” shall refer to the issued and outstanding common stock of the Company; and (ii) the net long position of such shareholder shall be reduced by the number of shares as to which the Board of Directors determines such shareholder does not, or will not, have the right to vote on its own behalf at the proposed special meeting or as to which the Board of Directors determines that such shareholder has entered into any derivative or other agreement, arrangement, or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the shareholder or beneficial owner are acting in concert with the shareholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute Net Long Shares shall be determined in good faith by the Board of Directors.
2.03.    Notice. Notice of any meeting of the shareholders will be given as provided by law to each shareholder entitled to vote at such meeting and, if required by law, to each other shareholder of the Company. Any such notice may be waived as provided by law.
2.04.    Right to Vote. For each meeting of the shareholders, the Board of Directors will fix in advance a record date as contemplated by law, and the shares of stock and the shareholders “entitled to vote” (as that or any similar term is herein used) at any meeting of the shareholders will be determined as of the applicable record date. The Secretary (or in his or her absence an Assistant Secretary) will see to the making and production of any record of shareholders entitled to vote or otherwise entitled to notice of shareholders meetings, in either case which is required by law. Any voting entitlement may be exercised through proxy, or in such other manner as specifically provided by law, in accordance with the applicable law. In the event of contest, the burden of proving the validity of any undated or irrevocable proxy will rest with the person seeking to exercise the same. A telegram,

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cablegram, or facsimile appearing to have been transmitted by a shareholder (or by his or her duly authorized attorney‑in‑fact) or other means of voting by telephone or electronic transmission may be accepted as a sufficiently written and executed proxy if otherwise permitted by law.

2.05.	Shareholder Nominees.

(a)	Annual Meetings of Shareholders.

(1)
Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of shareholders only (i) pursuant to the Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, (iii) by any shareholder of the Company who was a shareholder at the time the notice provided for in Section 2.05(a) is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.05(a), or (iv) by an Eligible Holder pursuant to Section 2.07.

(2)
For nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.05(a), the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder nomination notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the one-hundred eightieth (180th) day prior to the date of the meeting at which the election is to occur (the “Advance Notice Deadline”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(3)
In addition to meeting the timely notice requirements of paragraph (a)(2) of this Section 2.05(a), in order for nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.05(a), such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such proposed nominee, (B) the principal occupation or employment of such proposed nominee (present and for the past five years), (C) any Disclosable Interest of such proposed nominee, (D) any other information relating to such proposed nominee that would be

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required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such proposed nominee to (1) having such person’s name placed in nomination at the meeting and to serve as a director of the Company if elected and (2) the public disclosure of information provided pursuant to this Section 2.05), (E) a notarized affidavit executed by each such proposed nominee to the effect that (1) if elected as a member of the Board of Directors, he or she will serve, (2) he or she currently intends to serve the full term for which he or she is elected, if elected as a member of the Board of Directors, and (3) he or she is eligible for election as a member of the Board of Directors, (F) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such shareholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (G) a completed and signed questionnaire, representation and agreement required by Section 2.05(c)(2) with respect to each proposed nominee for election to the board of directors; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (A) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange

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Act) of such shareholder or beneficial owner), and of any other shareholders known by such shareholder to be supporting such nomination, (B) any Disclosable Interest of such shareholder and such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (C) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between the shareholder and the beneficial owner, if any, and between or among either or both of them and each proposed nominee and any other persons (including their names and addresses) (1) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (4) otherwise pursuant to which the nomination or nominations are to be made, (D) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to present such nomination, (E) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination, and (F) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

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(b)    Special Meetings of Shareholders.

(1)
Nominations of persons for election to the Board of Directors of the Company may be made at a special meeting of shareholders only (i) pursuant to the Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by Special Meeting Requesting Shareholders in compliance with Section 2.02 and this Section 2.05(b).

(2)
For nominations to be properly brought before a special meeting pursuant to clause (iii) of paragraph (b)(1) of this Section 2.05(b), the Special Meeting Request must be signed and dated by each of the Special Meeting Requesting Shareholders (or their duly authorized agents) and delivered to the Secretary. The Special Meeting Request must be sent to the Secretary at the principal executive offices of the Company by registered mail, return receipt requested. The Special Meeting Request shall set forth:

(i)
as to each person proposed to be nominated for election as a director, (A) the name, age, business address and residence address of such proposed nominee, (B) the principal occupation or employment of such proposed nominee (present and for the past five years), (C) any Disclosable Interest of such proposed nominee, (D) any other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such proposed nominee to (1) having such person’s name placed in nomination at the meeting and to serve as a director of the Company if elected and (2) the public disclosure of information provided pursuant to this Section 2.05), (E) a notarized affidavit executed by each such proposed nominee to the effect that (1) if elected as a member of the Board of Directors, he or she will serve, (2) he or she currently

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intends to serve the full term for which he or she is elected, if elected as a member of the Board of Directors, and (3) he or she is eligible for election as a member of the Board of Directors, (F) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Special Meeting Requesting Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Special Meeting Requesting Shareholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (G) a completed and signed questionnaire, representation and agreement required by Section 2.05(c)(2) with respect to each proposed nominee for election to the board of directors; and

(ii)
as to each Special Meeting Requesting Shareholder and the beneficial owner, if any, on whose behalf the nomination is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such Special Meeting Requesting Shareholder or beneficial owner), (A) the name and address of such Special Meeting Requesting Shareholder, as they appear on the Company’s books, and of such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), and of any other shareholders known by such Special Meeting Requesting Shareholder to be supporting such nomination, (B) any Disclosable Interest of such shareholder and such beneficial owner, if any (including any affiliate or associate (each within

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the meaning of Rule 12b-2 under the Exchange Act) of such Special Meeting Requesting Shareholder or beneficial owner), (C) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between the shareholder and the beneficial owner, if any, and between or among either or both of them and each proposed nominee and any other persons (including their names and addresses) (1) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (4) otherwise pursuant to which the nomination or nominations are to be made, (D) a representation that the Special Meeting Requesting Shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and that at least one of the Special Meeting Requesting Shareholders (or a qualified representative of least one of the Special Meeting Requesting Shareholders) intends to appear in person or by proxy at the meeting to propose such nomination, (E) a representation that the Special Meeting Requesting Shareholder owns the stock of the Company in compliance with applicable law, including without limitation, that the Special Meeting Requesting Shareholder has received all necessary regulatory approvals to own and/or vote (or direct the voting of) the stock of the Company, (F) an acknowledgment by the Special Meeting Requesting Shareholder that any disposition of shares of stock of the Company held of record by such Special Meeting Requesting Shareholder as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of shareholders requested by such Special Meeting Requesting Shareholder shall constitute a revocation of such request with respect to such shares and if following such revocation, the remaining un-

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revoked requests are from Special Meeting Requesting Shareholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the special meeting, and (G) a representation whether the Special Meeting Requesting Shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to or elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination, and (H) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Company in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(c)	General.

(1)
Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 or, in the case of an annual meeting of shareholders of the Company only, Section 2.07 shall be eligible to be elected at an annual or special meeting of shareholders of the Company to serve as directors. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.05 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination is made or solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee in compliance with such shareholder’s representation as required by clauses (a)(3)(ii)(E) and (b)(2)(ii)(G) of this Section 2.05, as applicable), and (ii) if any proposed nomination was not made or proposed in compliance with this Section 2.05, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.05, (X) if the shareholder, including a Special Meeting Requesting Shareholder (or a qualified representative of the shareholder) does not appear at the annual or

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a special meeting of shareholders of the Company to present a nomination such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company and (Y) if requested by the Chairman in the case of a special shareholders meeting, the Special Meeting Requesting Shareholders (or a qualified representative of the Special Meeting Requesting Shareholders) shall provide documentary evidence to the Company that the Special Meeting Requesting Shareholders have not made a disposition of shares of stock of the Company held of record by such Special Meeting Requesting Shareholders as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of shareholders requested by such Special Meeting Requesting Shareholders such that the remaining un-revoked requests as of the date of the special meeting are from Special Meeting Requesting Shareholders holding in the aggregate less than the Requisite Percent. For purposes of this Section 2.05, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)
To be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background, qualification, stock ownership and independence of such person to be nominated and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary) and a written representation and agreement (in the form provided by the Secretary) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action

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as a director that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable laws and stock exchange listing standards and all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company and (iv) will provide facts, statements and the other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(3)
A shareholder providing notice of any nomination proposed to be made at a meeting pursuant to this Section 2.05 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received at, the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a shareholder holder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice. The Company may require any proposed nominee to furnish such other information as may reasonably be requested by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(4)	Notwithstanding the foregoing provisions of this Section 2.05, a shareholder shall also comply with all applicable requirements of the

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Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05. Nothing in this Section 2.05 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles.

(d)	Certain Definitions. For purposes of this Section 2.05 and Sections 2.06 and 2.07:

(1)
“beneficial ownership,” including the correlative terms “beneficially own” and “beneficial owner,” has the meaning in Rule 13d-3 under the Exchange Act, except that a person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Company as to which such person has a right to acquire (by conversion, exercise of otherwise) beneficial ownership currently or at any time in the future;

(2)
“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Company or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Company, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1 under the Exchange Act) that is, directly or indirectly, held or maintained by such shareholder, beneficial owner, if any, and nominee, if any, with respect to any shares of any class or series of capital stock of the Company (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise; and

(3)	“Disclosable Interest” with respect to a person means (A)(i) the class or series and number of shares of capital stock of the Company that

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are, directly or indirectly, beneficially owned or owned of record by such person, (ii) any Derivative Instrument directly or indirectly beneficially owned by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Company, (iii) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of any security of the Company, (iv) any pledge by such person of any security of the Company or any short interest of such person in any security of the Company (for purposes of this Section 2.05 and Sections 2.06 and 2.07, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of capital stock of the Company beneficially owned by such person that are separated or separable from the underlying shares of capital stock of the Company, (vi) any proportionate interest in shares of capital stock of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of capital stock of the Company or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (A)(i) through (A)(vii) above, any of the foregoing held by members of such person’s immediate family sharing the same household, (B) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (C) any other material relationship between such person, on the one hand, and the Company, any affiliate of the Company or any person engaged in a business substantially similar to one or more of the Company’s principal businesses, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such person with the Company, any affiliate of the Company or any person engaged in a business substantially similar to one or more of the Company’s principal businesses (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal or the election of directors in a contested election, as applicable, or would otherwise

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be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(4)
“public announcement” shall mean disclosure in a press release issued by the Company or in a document publicly filed or furnished by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

2.06.	Shareholder Proposals (Other than Director Nominations).

(a)	Annual Meetings of Shareholders.

(1)
The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Company who was a shareholder at the time the notice provided for in this Section 2.06 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.06.

(2)
For shareholder proposed business (other than the election of directors) to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.06, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any

16

time period) for the giving of a shareholder’s notice as described above.

(3)
In addition to meeting the timely notice requirements of paragraph (a)(2) of this Section 2.06(b), in order for a shareholder proposal (other than the election of directors) to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.06, such shareholder’s notice shall set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Company, the language for the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (ii) any Disclosable Interest of such shareholder and such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner), (iii) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between such shareholder and such beneficial owner, if any, and between or among either or both of them and any other person or persons (including their names and addresses) (A) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (B) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (D) otherwise in connection with the proposal of such business by such shareholder and such beneficial owner, if any, and any financial interest or other material interest of

17

such shareholder and beneficial owner, if any, in such business or proposal, (iv) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, will continue to be a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal.

(b)	Special Meetings of Shareholders.

(1)
A shareholders proposal of business to be considered by the shareholders (other than the election of directors) may be made at a special meeting of shareholders only (i) pursuant to the Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by Requesting Shareholders in compliance with Section 2.02 and this Section 2.06.

(2)
For such other business to be properly brought before a special meeting pursuant to clause (iii) of paragraph (b)(1) of this Section 2.06, the Special Meeting Request must be signed and dated by each of the Special Meeting Requesting Shareholders (or their duly authorized agents) and delivered to the Secretary. The Special Meeting Request must be sent to the Secretary at the principal executive offices of the Company by registered mail, return receipt requested. The Special Meeting Request shall set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Company, the language for the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of the Special Meeting Requesting Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and as to each Special Meeting Requesting Shareholder and the beneficial owner, if any, on whose behalf the proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such

18

Special Meeting Requesting Shareholder or beneficial owner), (i) the name and address of such Special Meeting Requesting Shareholder, as they appear on the Company’s books, and of such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such Special Meeting Requesting Shareholder or beneficial owner), (ii) any Disclosable Interest of such Special Meeting Requesting Shareholder and such beneficial owner, if any (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such Special Meeting Requesting Shareholder or beneficial owner), (iii) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between such Special Meeting Requesting Shareholder and such beneficial owner, if any, and between or among either or both of them and any other person or persons (including their names and addresses) (A) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Company, (B) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Company or (D) otherwise in connection with the proposal of such business by such Special Meeting Requesting Shareholder and such beneficial owner, if any, and any financial interest or other material interest of such Special Meeting Requesting Shareholder and beneficial owner, if any, in such business or proposal, (iv) a representation that the Special Meeting Requesting Shareholder is a holder of record of stock of the Company entitled to vote at such meeting (and intends to continue to be such a holder at the date of the meeting) and that at least one of the Special Meeting Requesting Shareholders (or a qualified representative of least one of the Special Meeting Requesting Shareholders) intends to appear in person or by proxy at the meeting to propose such business, (v) a representation that the Special Meeting Requesting Shareholder owns the stock of the Company in compliance with applicable law, including without limitation, that the Special Meeting Requesting Shareholder has received all necessary regulatory approvals to own and/or vote (or direct the voting of) the stock of the Company, (vi) an acknowledgment by the Special Meeting Requesting Shareholder that any disposition

19

of shares of stock of the Company held of record by such Requesting Shareholder as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of shareholders requested by such Special Meeting Requesting Shareholder shall constitute a revocation of such request with respect to such shares and if following such revocation, the remaining un-revoked requests are from Special Meeting Requesting Shareholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the special meeting, and (vii) a representation whether the Special Meeting Requesting Shareholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal. This Section 2.06(b) is the exclusive means by which a shareholder may present business (other than the election of directors) at a special meeting of shareholders.

(c)	General.

(1)
Only shareholder proposals that comply with the procedures set forth in this Section 2.06 shall be conducted at an annual or special meeting of shareholders. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.06 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by clauses (a)(3)(v) and (b)(2)(vii), as applicable), and (ii) if any proposed business was not made or proposed in compliance with this Section 2.06, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.06, (X) if the shareholder, including a Special Meeting Requesting Shareholder (or a qualified representative of the shareholder) does not appear at the annual or a special meeting of shareholders of the Company to present such business, such business shall not be transacted, notwithstanding that proxies

20

in respect of such vote may have been received by the Company and (Y) if requested by the Chairman in the case of a special shareholders meeting, the Special Meeting Requesting Shareholders (or a qualified representative of the Special Meeting Requesting Shareholders) shall provide documentary evidence to the Company that the Special Meeting Requesting Shareholders have not made a disposition of shares of stock of the Company held of record by such Special Meeting Requesting Shareholders as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of shareholders requested by such Special Meeting Requesting Shareholders such that the remaining un-revoked requests as of the date of the special meeting are from Special Meeting Requesting Shareholders holding in the aggregate less than the Requisite Percent. For purposes of this Section 2.06, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)
A shareholder providing a notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received at, the principal executive offices of the Company not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a shareholder providing a notice of business proposed to be brought before a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices

21

of the Company, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice.

(3)
Notwithstanding the foregoing provisions of this Section 2.06, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.06. Nothing in this Section 2.06 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

2.07	Shareholder Nominations Included in the Company’s Proxy Statement

(a)	Definitions. For purposes of this Section 2.07, the following definitions shall apply:

(1)
“Eligible Holder” is a shareholder or group of not more than 20 shareholders that satisfies the requirements of Section 2.07(d) and that expressly elects at the time of providing the Nomination Notice to have its Nominee or Nominees, as applicable, included in the Company’s proxy statement pursuant to this Section 2.07.

(2)
“Maximum Number of Nominees” with respect to any annual meeting of the Company’s shareholders, means that number of Nominees pursuant to this Section 2.07 that constitutes no more than 25% of the total number of directors of the Company as of the last day on which a Nomination Notice may be timely submitted pursuant to Section 2.07(e) (rounded down to the nearest whole number), but not fewer than two. The Maximum Number of Nominees shall be subject to the adjustment described in Section 2.07(c).

(3)	“Nomination Notice” means a notice timely given by an Eligible Holder that complies with the requirements of this Section 2.07 and names a Nominee pursuant to this Section 2.07.

(4)	“Nominee” means any person nominated for election to the Company’s Board of Directors by an Eligible Holder pursuant to and in accordance with this Section 2.07.

(5)	“Required Information” means the information concerning the Nominee and the Eligible Holder that is required to be disclosed in the Company’s proxy statement by Section 14 of the

22

Exchange Act and the rules and regulations promulgated thereunder, and, if the Eligible Holder so elects, a written statement, not to exceed 500 words per Nominee, in support of the candidacy of a Nominee (the “Statement”).

(6)
“Required Shares” means at least 3% of the Company’s issued and outstanding common stock as of the most recent date for which such amount is given in any filing made by the Company with the SEC prior to the submission of the Nomination Notice.

(b)
Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 2.07, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the shareholders of the Company, if expressly requested in a Nomination Notice timely delivered by an Eligible Holder, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors:

(1)	the name of the Nominee, which shall also be included on the Company’s form of proxy and ballot; and

(2)	the Required Information.

(c)	Maximum Number of Nominees.

(1)
The Company shall not be required to include in the proxy statement for an annual meeting of shareholders more Nominees nominated by all Eligible Holders than the Maximum Number of Nominees. The Maximum Number of Nominees for a particular annual meeting shall be reduced by: (i) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting; and (ii) the number of incumbent directors who were Nominees with respect to either of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.07(e) below, but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number of Nominees shall be calculated based on the number of directors in office so reduced. Notwithstanding anything to the contrary in this Section 2.07, if the Company receives a valid notice pursuant to Section 2.05(a)(1)(iii) that any shareholder intends to nominate for election at such meeting one or more persons,

23

the Maximum Number of Nominees will be reduced by one Nominee for each shareholder nomination received pursuant to 2.05(a)(1)(iii), but in no event shall the Maximum Number of Nominees be less than one.

(2)
Any Eligible Holder submitting more than one Nominee for inclusion in the Company’s proxy statement pursuant to this Section 2.07 shall rank such Nominees based on the order that the Eligible Holder desires such Nominees to be selected for inclusion in the Company’s proxy statement in the event that the total number of Nominees submitted by Eligible Holders exceeds the Maximum Number of Nominees. If the number of Nominees pursuant to this Section 2.07 for any annual meeting of shareholders exceeds the Maximum Number of Nominees then, the highest ranking Nominee who meets the requirements of this Section 2.07 from each Eligible Holder will be selected for inclusion in the Company’s proxy statement until the Maximum Number of Nominees is reached, going in order of the number (largest to smallest) of shares of common stock of the Company disclosed in each Eligible Holder’s Nomination Notice, with the process repeated if the Maximum Number of Nominees is not reached after each Eligible Holder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.07(e), an Eligible Holder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company: (A) shall not be required to include in the proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Eligible Holder or by any other Eligible Holder, and (B) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(d)	Eligibility of Eligible Holder.

(1)
In order to make a nomination pursuant to this Section 2.07, an Eligible Holder must have owned at least the Required Shares continuously throughout the three-year period preceding, including the date of submission of the Nomination

24

Notice (the “Minimum Holding Period”), and must continue to own the Required Shares through the date of the annual meeting. A group of two or more funds shall be treated as one shareholder or beneficial owner for purposes of forming a group to qualify as an Eligible Holder if they are (A) under common management or investment control, (B) under common management and funded primarily by a single employer or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For the avoidance of doubt, in the event of a nomination by an Eligible Holder consisting of a group of one or more shareholders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.07, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Shares shall apply to the ownership of the group in the aggregate. If any shareholder withdraws from a group of shareholders acting together as an Eligible Holder at any time prior to the annual meeting, the group shall only be treated as owning the shares held by the remaining members of the group.

(2)	For purposes of this Section 2.07(d), an Eligible Holder “owns” only those outstanding and issued shares of the Company as to which such shareholder possesses both:

(i)	the full voting and investment rights pertaining to the shares; and

(ii)	the full economic interest in (including the opportunity for profit and risk of loss on) such shares.
The number of shares calculated in accordance with clause (i) and (ii) above shall not include any shares: (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (B) borrowed by such shareholder or any of its affiliates for any purpose or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell; or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (X) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (Y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such

25

shareholder or any of its affiliates. For purposes of this paragraph, “affiliate” or “affiliates” shall have the meaning ascribed thereto under the general rules and regulations under the Exchange Act.
For purposes of this Section 2.07, a shareholder “owns” shares held in the name of a nominee or other intermediary, so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss on) in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided, that the shareholder has the power to recall such loaned shares on no more than five business days’ notice, or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the shareholder. The terms “owned”, “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the Board of Directors, acting in good faith.

(3)
No person shall be permitted to be in more than one group constituting an Eligible Holder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(e)
Nomination Notice. To nominate a Nominee, the Nomination Notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150) days prior to the first anniversary of the date (as specified in the Company’s proxy statement for its immediately preceding annual meeting of shareholders) that the Company mailed its proxy statement for the prior year’s annual meeting of shareholders. In no event shall an adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period (or extend any time period) for the giving the Nomination Notice as described in this Section 2.07. In addition, the Nomination Notice shall include:

(1)
a copy of the Schedule 14N (or any successor form) that has been or concurrently is filed with the SEC by the Eligible Holder in accordance with SEC rules, which shall include a statement certifying that such Eligible Holder has owned the Required Shares for at least three years;

(2)	the written consent of each Nominee to being named in the proxy statement as a nominee and to serving as a director, if elected;

26

(3)
the information, representations and agreements that are the same as those that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 2.05(a) with respect to each Nominee;

(4)
one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to or mailed to and received by the Secretary of the Company, the Eligible Holder owns, and has owned continuously for the Minimum Holding Period, the Required Shares,

(5)	the following additional information, agreements, representations and warranties by the Eligible Holder:

(i)
the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor form) if it     existed on the date of submission of the Schedule 14N;

(ii)
a representation and warranty that the Eligible Holder acquired the shares of the Company in the ordinary course of business and did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control of the Company and further, that the Eligible Holder does not presently have such intent;

(iii)
the Eligible Holder’s agreement to provide, within five business days after the record date for the annual meeting of shareholders, written statements from the record holder and such intermediaries verifying the Eligible Holder’s continuous ownership of the Required Shares through the record date;

(iv)	a representation and warranty that the Eligible Holder satisfies the eligibility requirements set forth in Section 2.07(d);

27

(v)	a representation and warranty that the Eligible Holder intends to continue to own the Required Shares through the date of the annual meeting;

(vi)
details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that complete with or are alternatives to the principal products produced or services provided by the Company or its affiliates) of the Company, within the three years preceding the submission of the Nomination Notice;

(vii)
a representation and warranty that the Eligible Holder has not engaged, and will not engage, in a “solicitation” within the meaning of Rule 14a-1(1) of the Exchange Act (without reference to the exception in Section 14a-(1)(2)(iv) of the Exchange Act (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board;

(viii)
a representation and warranty that the Eligible Holder will not use any proxy card other than the Company’s proxy card in soliciting shareholders in connection with the election of the Nominee at the annual meeting;

(ix)	if desired, the Statement;

(x)
in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination; and

(xi)
an agreement to provide within five business days after the date of the Notice, with respect to any group of funds whose shares are aggregated for purposes of constituting an Eligible Holder, documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the second sentence of Section 2.07(d)(1);

(6)	an agreement pursuant to which the Eligible Holder (including each group member) agrees:

28

(i)	to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation, and election;

(ii)
to file any written solicitation or other communication with the Company’s shareholders relating to one or more of the Company’s directors, director nominees or any Nominee with the SEC, to the extent that such filing would be required if such communication were made by or on behalf of the Company;

(iii)	that such Eligible Holder shall not exercise cumulative voting rights at the annual meeting of shareholders with respect to any Nominee to the extent permitted by applicable law;

(iv)
to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Holder with the Company, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; and

(v)
to indemnify and hold harmless (jointly and severally with all other group members in the case of a group) the Company and each of its directors, officers and employees individually. against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of the Eligible Holder’s communications with the Company, its shareholders or any other person in connection with the nomination or election of directors or out of the information that the Eligible Holder provided to the Company, or relating to a failure or alleged failure of the Eligible Holder to comply with, or any breach or alleged breach of, its obligations, agreements, or representations under this Section 2.07; and

The information and documents required by this Section 2.07(e) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of

29

an Eligible Holder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.07(e) (other than such information and documents contemplated to be provided after the date of the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Company.

(f)
Nominee Requirements. Within the time period prescribed in Section 2.07(e) for delivery of the Nomination Notice, each Nominee must deliver to the Secretary of the Company at the principal executive offices of the Company the representations, agreements and other information required by Section 2.05(a) and Section 2.05(c), which shall be deemed part of the Nomination Notice for purposes for purposes of this Section 2.07.

The Company may request such additional information as necessary to permit the Board of Directors to determine if such Nominee satisfies this Section 2.07 and is independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors, in each case, as determined by the Board of Directors.

(g)	Exceptions.

(1)
Notwithstanding anything to the contrary contained in this Section 2.07, the Company may omit from its proxy statement any Nominee and any information concerning such Nominee (including the Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Eligible Holder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(i)
the Eligible Holder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 2.07 or the Eligible Holder withdraws the nomination;

(ii)	the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Company violating or

30

failing to be in compliance with the Company’s Bylaws or Certificate of Incorporation or any applicable law, rule, or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded;

(iii)
the Nominee is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors, in each case, as determined by the Board of Directors;

(iv)
the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.07 at one of the Company’s two preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 20% of the common stock present in person or by proxy and entitled to vote for such Nominee (for the avoidance of doubt, this clause (iv) shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.05);

(v)
the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (or any successor provision thereof);

(vi)
the Nominee has any interlocking relationships, other relationships, or affiliations prohibited by, or for which the Company or the Nominee would be required to obtain the consent of, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Arizona Corporation Commission, or any similar type of regulatory authority;

(vii)
the Nominee (A) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years or (B) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

31

(viii)
the Company is notified, or the Board of Directors acting in good faith determines, that (A) an Eligible Holder has failed to continue to satisfy the eligibility requirements described in this Section 2.07, (B) the Nominee or the applicable Eligible Holder has provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (C) the Nominee becomes unwilling or unable to serve on the Board of Directors, (D) the Eligible Holder or Nominee breaches any of its respective agreements, representations or warranties set forth in the Nomination Notice (or otherwise submitted pursuant to this Section 2.07), or (E) any of the information in the Nomination Notice (or otherwise submitted pursuant to this Section 2.07) was not, when provided, true, correct and complete, or the requirements of this Section 2.07 have not otherwise been met.

(2)
Notwithstanding anything to the contrary contained in this Section 2.07, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Statement, if the Board of Directors in good faith determines that the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, regulation or listing standard.

The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(h)
In the event that any information or communications provided by the Eligible Holder or any Nominee to the Company or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary, in the light of the circumstances under which they were made, not misleading), each Eligible Holder or Nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such defect) notify the Secretary of the Company and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Company’s right to omit a Nominee

32

from its proxy statement and form of proxy pursuant to this Section 2.07.

(i)	This Section 2.07 shall be the exclusive method for shareholders to include nominees for director in the Company’s proxy statement.
2.08    Right to Attend or Participate. Except only to the extent of persons designated by the Board of Directors or the Chairman of the meeting to assist in the conduct of the meeting (as referred to in Sections 2.08 and 2.09 below) and except as otherwise permitted by the Board or such Chairman, the persons entitled to attend any physical meeting, or participate by means of remote communication in any electronic meeting, of shareholders may be confined to (a) shareholders entitled to vote thereat and other shareholders entitled to notice of the meeting and (b) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution); provided, however, that the Board of Directors or the Chairman of the meeting may establish rules limiting the number of persons referred to in clause (b) as being entitled to attend or participate on behalf of any shareholder so as to preclude such an excessively large representation of such shareholder at the meeting as, in the judgment of the Board or such Chairman, would be unfair to other shareholders represented at the meeting or be unduly disruptive of the orderly conduct of business at such meeting (whether such representation would result from fragmentation of the aggregate number of shares held by such shareholder for the purpose of conferring proxies, from the naming of an excessively large proxy delegation by such shareholder or from employment of any other device). A person otherwise entitled to attend or participate in any such meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting in the interests of all shareholders as a group.
2.09.    Quorum. Except as otherwise provided by law, the Articles or these Bylaws, at each meeting of shareholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.
2.10.    Election Inspectors. The Board of Directors, in advance of any shareholders meeting may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the Chairman of the meeting may or, upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the Chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining

33

to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the Company.
2.11.    Organization and Conduct of Meetings. Each shareholders meeting will be called to order and thereafter chaired by the Chairman of the Board if there then is one; or, if not, or if the Chairman of the Board is absent or so requests, then by the President; or if both the Chairman of the Board and the President are unavailable, then by such other officer of the Company or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the Company will act as secretary of each shareholders meeting; if neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the Chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls.
Absent a showing of bad faith on his or her part, the Chairman of a meeting will, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Rules, regulations or procedures regarding the conduct of the business of a meeting, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies (subject to Section 2.08) or such other persons as the Chairman of the meeting shall determine; (d) restrictions on entry or access to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any informational or other informal session of shareholders conducted under the auspices of the Company after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.
2.12.    Voting. The number of shares voted on any matter submitted to the shareholders which is required to constitute their action thereon or approval thereof will

34

be determined in accordance with applicable law, the Articles, and these Bylaws, if applicable. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.
2.13.    Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 2.03 above. Except as otherwise required by law (e.g., Arizona Revised Statutes Section 10‑863), if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Company and all of its shareholders as it would be if approved and ratified by each and every shareholder of the Company.
2.14.    Control Share Act. The provisions of Section 10‑2721 through and including Section 10‑2727 of the Arizona Revised Statutes shall not apply to the Company.
2.15.    Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than one hundred and twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
III. BOARD OF DIRECTORS
3.01.    Membership. The Board of Directors of the corporation shall consist of not less than nine (9) nor more than twenty-one (21) shareholders of the Company or of any parent corporation thereof. Each director shall be elected annually and hold office in the manner provided by law and in the Articles (Art. Fifth). The Board will have the exclusive power to increase or decrease its size within such limits. Any vacancy occurring in the Board, whether by reason of death, resignation, disqualification or otherwise, may be filled by the directors as contemplated by law and as provided in the Articles (Art. Fifth). Any such increase in the size of the Board, and the filling of any vacancy created thereby, will require action by a majority of the whole membership of the Board as comprised immediately before such increase.

3.02.    Qualifications. In order to qualify as a director, a person must be the owner of one or more shares of the capital stock of the Company or of any parent corporation thereof at the time of assuming office (except as may otherwise be provided in these Bylaws or in the Articles) and for so long thereafter as such person remains in office. A person will cease to qualify as a director if he or she (a) is in good faith determined by a majority of the other directors then in office to be physically or mentally incapable of competent performance as a director for a period, starting with inception of the incapacity, that has extended or is likely to extend for more than six months or (b) has failed to attend six

35

successive regular meetings of the Board (as determined in accordance with Section 3.03 below) unless and to the extent such failure is waived by a majority of the other directors then in office; however, disqualification pursuant to clause (a) or (b) of this sentence will not preclude the subsequent election or appointment of such person as a director by the shareholders or the Board if a majority of the directors in office immediately prior to the submission of such person for election or appointment shall determine that his or her prior incapacity or principal reason for prior non-attendance no longer exists. A person who has been a full-time employee of the Company within twelve months prior to the date of any election will not qualify for election as a director on that date unless he or she then remains a full-time employee of the Company or unless the Board of Directors specifically authorizes the election of such person. A person who has qualified by employment status for his or her most recent election as a director may serve throughout the term for which such person was elected, notwithstanding the cessation of full-time employment by the Company between the date of such election and the end of such term, subject, however, to his or her otherwise remaining qualified for such office.
3.03.    Regular Meetings. A regular annual meeting of the directors is to be held as soon as practicable after the adjournment of each annual shareholders meeting either at the place, if any, of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or before the time of their election. Regular meetings, other than the annual ones, may be held at such intervals at such places and at such times as the Board of Directors may provide.
3.04.    Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President or the number of directors which would be required to constitute a quorum.
3.05.    Notice. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail, telegram, facsimile, or other electronic transmission addressed in the manner appearing on the Company’s records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when (a) if given by mail, the same is deposited in the United States mail at least four days before the meeting date, with postage thereon prepaid, (b) if given by telegram, the same is delivered to the telegraph office for fast transmittal at least 48 hours prior to the convening of the meeting, (c) if given by facsimile or other electronic transmission, the same is received by the director or an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting, or (d) if personally delivered or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any such notice may be waived as provided by law. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance. Any meeting, once properly called and noticed (or as to which call and notice have been

36

waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.
3.06.    Quorum; Voting. A quorum for the transaction of business at any meeting or adjourned meeting of the directors will consist of a majority of those then in office. Any matter submitted to a meeting of the directors will be resolved by a majority of the votes cast thereon, except as otherwise required by these Bylaws (§§ 3.01 and 3.02 above and § 3.07 below), by law or by any applicable Article. Where action by a majority of the whole membership is required, such requirement will be deemed to relate to a majority of the directors in office at the time the action is taken. In computing any such majority, whether for purposes of determining the presence of a quorum or the adequacy of the vote on any proposed action, any unfilled vacancies at the time existing in the membership of the Board will be excluded from the computation.
3.07.    Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, name three or more of its members as an Executive Committee. Such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company while the Board is not in session, except only as precluded by law or where action other than by a majority of the votes cast is required by these Bylaws, or the law (all as referred to in Section 3.06 above), and subject to such limitations as may be included in any applicable resolution passed by a majority of the whole membership of the Board. A majority of those named to the Executive Committee will constitute a quorum.
3.08.    Other Committees. The Board of Directors may designate one or more additional committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.
3.09.    Committee Functioning. Notice requirements and related waiver provisions for meetings of the Executive Committee and other committees of the Board will be the same as those set forth in Section 3.05 above for meetings of the Board of Directors. Except as provided in the next two succeeding sentences, a majority of those named to the Executive Committee or any other committee of the Board will constitute a quorum at any meeting thereof (with the effect of departure of committee members from a meeting and the computation of a majority of committee members to be in accordance with the applicable policies of Section 3.06 above), and any matter submitted to a meeting of any such committee will be resolved by a majority of the votes cast thereon. No distinction will be made among ex‑officio or other members of any such committee for quorum, voting or other purposes, except that the membership of any committee (including the Executive

37

Committee), in performing any function vested in it as herein contemplated, may be deemed to exclude any officer or employee of the Company, in either case, or other person having a direct or indirect personal interest in any proposed exercise of such function, whose exclusion for that purpose is deemed appropriate by a majority of the other members of such committee proposing to perform such function. All committees are to keep regular minutes of the transactions of their meetings.
3.10.    Action by Telephone or Consent. Any meeting of the Board or any committee thereof may be held by conference telephone or similar communications equipment as permitted by law, in which case any required notice of such meeting may generally describe the arrangements (rather than the place) for the holding thereof, and all other provisions herein contained or referred to will apply to such meeting as though it were physically held at a single place. Action may also be taken by the Board or any committee thereof without a meeting if the members thereof consent in writing thereto as contemplated by law.
3.11.    Presumption of Assent. A director of the Company who is present at a meeting of the Board of Directors, or of any committee when corporate action is taken is deemed to have assented to the action taken unless either (a) the director objects at the beginning of the meeting or promptly on the director’s arrival to holding it or transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company before 5:00 P.M. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
3.12.    Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee, and may be paid a fixed sum for attendance at each such meeting and/or a stated salary as a director or committee member. No such payment will preclude any director from serving the Company in any other capacity and receiving compensation therefor.
3.13.    Removal. Any director or the entire Board of Directors may be removed, with or without cause, only at a special meeting of shareholders called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal, except that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election for the class of directors of which the director is a part.
IV. OFFICERS ‑ GENERAL
4.01.    Elections and Appointments. The directors may elect or appoint one or more of the officers of the Company contemplated in Part V below. Any such election or appointment will regularly take place at the annual meeting of the directors, but elections

38

of officers may be held at any other meeting of the Board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his or her successor, subject to action earlier taken pursuant to Section 4.04 or 6.01 below. Any person may hold more than one office.
4.02.    Additional Appointments. In addition to the officers contemplated in Part V below, the Board of Directors may create other corporate positions, and appoint persons thereto, with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President or by the superior officer of any person so appointed. Notwithstanding such additional appointments, only those persons whose offices are described in Part V are to be considered an officer of the Company unless the resolution or other Board action appointing such person expressly states that such person is to be considered an officer of the Company. Each of such persons (in the order designated by the Board or the superior officer of such person) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer’s absence or disability.
4.03.    Bonds and Other Requirements. The Board of Directors may require any officer or other appointee to give bond to the Company (with sufficient surety, and conditioned upon the faithful performance of the duties of his or her office or position) and to comply with such other conditions as may from time to time be required of him or her by the Board.
4.04.    Removal or Delegation. Provided that a majority of the whole membership thereof concurs therein, the Board of Directors may remove any officer of the Company as provided by law and declare his or her office or offices vacant or abolished or, in the case of the absence or disability of any officer or for any other reason considered sufficient, may temporarily delegate his or her powers and duties to any other officer or to any director. Similar action may be taken by the Board of Directors in regard to appointees designated pursuant to Section 4.02 above.
4.05.    Salaries. Officer salaries may from time to time be fixed by the Board of Directors or (except as to his or her own) be left to the discretion of the Chief Executive Officer or the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the Company.
V. SPECIFIC OFFICERS, FUNCTIONS AND POWERS
5.01.    Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the Company and, if specifically designated as such by the Board, as the Chief Executive Officer of the Company. If elected, the Chairman will preside at all meetings of the directors and be vested with such other powers and duties as the Board may from time to time delegate to him or her.
5.02.    Chief Executive Officer. Subject to the control of the Board of Directors exercised as hereinafter provided, the Chief Executive Officer of the Company will

39

supervise its business and affairs and the performance of their respective duties by all other officers, by appointees designated pursuant to Section 4.02 above, and by such additional appointees to such additional positions (corporate, divisional or otherwise) as the Chief Executive Officer may designate, with authority on his or her part to delegate the foregoing duty of supervision to such extent and to such person or persons as may be determined by the Chief Executive Officer. Except as otherwise indicated from time to time by resolution of the Board of Directors, its management of the business and affairs of the Company will be implemented through the office of the Chief Executive Officer.
5.03.    President and Vice Presidents. Unless specified to the contrary by resolution of the Board of Directors, the President will be the Chief Executive Officer of the Company. In addition to the supervisory functions above set forth on the part of the Chief Executive Officer or in lieu thereof if a contrary specification is made by the Board relative to the Chief Executive Officer, the President will be vested with such powers and duties as the Board may from time to time designate. Vice Presidents may be elected by the Board of Directors to perform such duties as may be designated by the Board or be assigned or delegated to them by their respective superior officers. The Board may identify one or more Vice Presidents as “Executive” or “Senior” Vice Presidents of the Company and the title of any Vice President may include words indicative of his or her particular area of responsibility and authority. Vice Presidents will succeed to the responsibilities and authority of the President, in the event of his or her absence or disability, in the order consistent with their respective titles or regular duties or as specifically designated by the Board of Directors.
5.04.    Treasurer and Secretary. The Treasurer and Secretary each will perform all such duties normally associated with his or her office (including, in the case of the Secretary, the giving of notice and the preparation and retention of minutes of corporate proceedings and the custody of corporate records and the seal of the Company) as are not assigned to a Vice President of the Company, along with such other duties as may be designated by the Board or be assigned or delegated to them by their respective superior officers. The Board may appoint one or more Assistant Treasurers or Assistant Secretaries, each of whom (in the order designated by the Board or their respective superior officers) will be vested with all of the powers and charged with all of the duties of the Treasurer or the Secretary (as the case may be) in the event of his or her absence or disability.
5.05.    Specific Powers. Except as may otherwise be specifically provided in a resolution of the Board of Directors, any of the officers referred to in this Part V will be a proper officer to authenticate records of the Company and to sign on behalf of the Company any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, debenture, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of importance to the Company. Any such officer may represent the Company at any meeting of the shareholders or members of any corporation, association, partnership, joint venture or other entity in which this Company then has an interest, and may vote such interest in person or by proxy appointed by him

40

or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.
VI. RESIGNATIONS AND VACANCIES
6.01.    Resignations.
(a)    Any director, committee member or officer may resign from his or her office at any time by written notice as specified in accordance with law. The acceptance of a resignation will not be required to make it effective.
(b)    Except as prohibited by law or by the Articles, any nominee for election as a director at a meeting of shareholders duly called and at which a quorum is present, in an uncontested election, who receives a greater number of votes cast "withheld" for his or her election than "for" such election shall promptly tender his or her resignation for consideration to the Corporate Governance Committee or its successor. The Corporate Governance Committee or its successor shall evaluate the director's tendered resignation taking into account the best interests of the Company and its shareholders and shall recommend to the Board of Directors whether to accept or reject such resignation. In making its recommendation, the Corporate Governance Committee or its successor may consider, among other things, the effect of the exercise of cumulative voting in the election. The Board of Directors shall act within 120 days following certification of the shareholder vote and publicly disclose its decision and the underlying rationale. Any director who tenders his or her resignation pursuant to this provision shall not participate in any committee or Board of Director consideration thereof.
6.02.    Vacancies. If the office of any director, committee member or officer becomes vacant by reason of his or her death, resignation, disqualification, removal or otherwise, the Board of Directors may choose a successor to hold office for the unexpired term.
VII. INDEMNIFICATION
7.01.    Indemnification. In order to induce qualified persons to serve the Company (and any other corporation, joint venture, partnership, trust or other enterprise at the request of the Company) as directors and officers, the Company shall indemnify any and all of its directors and officers, or former directors and officers to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended.
VIII. SEAL
8.01.    Form Thereof. The seal of the Company will have inscribed thereon the name of the Company, the state and year of its incorporation and the words “SEAL”.

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IX. STOCK CERTIFICATES
9.01.    Form Thereof. Shares shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. This requirement shall not apply to shares represented by a certificate until the certificate is surrendered to the Company. Notwithstanding the foregoing, every holder of stock represented by certificates and, upon request any holder of uncertificated shares, shall be entitled to have a certificate in such form as approved by the Board of Directors.
9.02.    Ownership. The Company will be entitled to treat the registered owner of any share as the absolute owner thereof and accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by Chapter 8 of Title 47, Arizona Revised Statutes (or its successor), as at the time in effect, or other applicable law.
9.03.    Transfers. Transfer of stock will be made on the books of the Company as follows: (i) with respect to certificated shares, only upon surrender of the certificate therefor, duly endorsed by an appropriate person, with such assurance of the genuineness and effectiveness of the endorsement as the Company may require, all as contemplated by Chapter 8 of Title 47, Arizona Revised Statutes (or its successor), as at the time in effect, and/or upon submission of any affidavit, other document or notice which the Company considers necessary; and (ii) with respect to uncertificated shares, upon compliance with the customary procedures for transferring shares in uncertificated form.
9.04.    Lost Certificates. In the event of the loss, theft or destruction of any certificate representing capital stock of this Company, the Company may issue (or, in the case of any such stock as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a replacement certificate in lieu of that alleged to be lost, stolen or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his or her ownership of the certificate as the Company considers satisfactory, together with any other factors which the Company considers pertinent, and further provided that an indemnity agreement and/or indemnity bond shall have been provided in form and amount satisfactory to the Company and to its transfer agent and/or registrar, if applicable.
X. EMERGENCY BYLAWS
10.01.    Emergency Conditions. The emergency Bylaws provided in this Part X will be as effective in the event of an emergency as prescribed in Arizona Revised Statutes Section 10‑207.D. To the extent not inconsistent with the provisions of this Part X, these Bylaws will remain in effect during such emergency and upon its termination, these emergency Bylaws will cease to be operative.

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10.02.    Board Meetings. During any such emergency, a meeting of the Board of Directors or any of its committees may be called by any officer or director of the Company. Notice of the time and place of the meeting will be given by the person calling the same to those of the directors whom it may be feasible to reach by any available means of communication. Such notice will be given so much in advance of the meeting as circumstances permit in the judgment of the person calling the same. At any Board or committee meeting held during any such emergency, a quorum will consist of a majority of those who could reasonably be expected to attend the meeting if they were willing to do so, but in no event more than a majority of those to whom notice of such meeting is required to have been given as above provided.
10.03.    Certain Actions. The Board of Directors, either before or during any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers, appointees, employees or agents of the Company are for any reason rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices of the Company, or authorize the officers to do so.
10.04.    Liability. No director, officer, appointee, employee or agent acting in accordance with these emergency Bylaws will be liable except for willful misconduct.
10.05.    Modifications. These emergency Bylaws will be subject to repeal or change by further action of the Board of Directors, but no such repeal or change will modify the provisions of Section 10.04 with respect to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provisions that may be practical and necessary for the circumstances of the emergency.
XI. DIVIDENDS
11.01.    Declaration. Subject to such restrictions or requirements as may be imposed by law or the Company’s Articles or as may otherwise be binding upon the Company, the Board of Directors may from time to time declare dividends on stock of the Company outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the Company’s stock on or as of such payment or distribution dates as the Board may prescribe.
XII. BUSINESS COMBINATIONS

12.01.	Definitions. In this Article XII, the following definitions shall apply:

(a)	“Affiliate” means a person that directly or indirectly controls, is controlled by, or is under common control with a specified person.

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(b)	“Announcement date,” when used in reference to any business combination, means the date of the first public announcement of the final, definitive proposal for the business combination.

(c)	“Associate,” when used to indicate a relationship with any person, means any of the following:

(1)
Any corporation or organization of which the person is an officer, director, or partnership or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of shares entitled to vote or other equity interest;

(2)	Any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or personal representative or in a similar fiduciary capacity; or

(3)	Any relative or spouse of the person, or any relative of the spouse, residing in the home of the person.

(d)
“Beneficial owner,” when used with respect to shares or other securities, includes any person who, directly or indirectly through any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, has or shares the power to vote, or direct the voting of the shares or securities or has or shares the power to dispose of or direct the disposition of the shares or securities, except that:

(1)
A person is not deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person’s affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

(2)
A person is not deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Exchange Act , and is not then reportable under that act on a Schedule 13D or comparable report.

(e)
“Beneficial ownership” includes the right to acquire shares or securities through the exercise of options, warrants, or rights, the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person are deemed to be outstanding for the

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purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person but are not deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person is deemed the beneficial owner of shares and securities beneficially owned by the spouse of the person or any relative of the spouse residing in the home of the person, any trust or estate in which the person owns ten percent (10%) or more of the total beneficial interest or serves as trustee or personal representative, any corporation or entity in which the person owns ten percent (10%) or more of the equity and any affiliate of the person.

(f)	“Business combination,” when used in reference to the Company and any interested shareholder of the Company, means any of the following:
(1)    Any merger or consolidation of the Company or any     subsidiary of the Company with either:

(i)	The interested shareholder; or

(ii)
Any other domestic or foreign corporation, whether or not itself an interested shareholder of the Company, that is, or after the merger would be, an affiliate or associate of the interested shareholder, except that the foregoing does not include the merger of a wholly‑owned subsidiary of the Company into the Company or the merger of two or more wholly‑owned subsidiaries of the Company.

(2)
Any exchange, pursuant to a plan of exchange under the laws of the State of Arizona or a comparable statute of any other state or jurisdiction, of shares of the Company or any subsidiary of the Company for shares of either:

(i)	The interested shareholder; or

(ii)
Any other domestic or foreign corporation, whether or not itself an interested shareholder of the Company, that is, or after the exchange would be, an affiliate or associate of the interested shareholder.

(3)
Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in a single transaction or a series of transactions, to or with the interested shareholder or any affiliate or associate of the interested shareholder, of assets of the Company or any

45

subsidiary of the Company to which any of the following applies:

(i)	Has an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Company.

(ii)	Has an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding shares of the Company.

(iii)	Represents ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Company.

(4)
The issuance or transfer by the Company or any subsidiary of the Company, in a single transaction or a series of transactions, of any shares of the Company or any subsidiary of the Company that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding shares of the Company to the interested shareholder or any affiliate or associate of the interested shareholder, except pursuant to the exercise of warrants or rights to purchase shares offered or a dividend or distribution paid or made pro rata to all shareholders of the Company.

(5)
The adoption of any plan or proposal for the liquidation or dissolution of the Company, or any reincorporation of the Company in another state or jurisdiction, proposed by, on behalf of, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with the interested shareholder or any affiliate or associate of the interested shareholder.

(6)
Any reclassification of securities, including any share dividend or split, reverse share split, or other distribution of shares in respect of shares, recapitalization of the Company, merger or consolidation of the Company with any subsidiary of the Company exchange of shares of the Company with any subsidiary of the Company or other transaction, whether or not with or into or otherwise involving the interested shareholder, proposed by, on behalf of, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with the interested shareholder or any affiliate or associate of the interested shareholder that has the effect, directly or indirectly,

46

of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for or convertible into or that carry a right to acquire shares entitled to vote, of the Company or any subsidiary of the Company that is, directly or indirectly, owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments.

(7)
Any receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Company, of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the Company or any subsidiary of the Company (other than expense account advances made in the ordinary course of business).

(g)
“Consummation date,” with respect to any business combination, means the date of consummation of the business combination or, in the case of a business combination as to which a shareholder vote is taken, the later of:

(1)	The business day before the vote; or
(2)    Twenty (20) days before the date of consummation of the business combination.

(h)
“Control,” “controlling,” “controlled by” or “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person’s beneficial ownership of ten percent (10%) or more of the voting power of the Company’s outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the Company. A person is not considered to have control of the Company if the person holds voting power, in good faith and not for the purpose of avoiding any provision of law as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the Company.

(i)	“Interested shareholder,” when used in reference to the Company means any person, other than the Company or any subsidiary of the Company, that is either:

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(1)	The beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding shares entitled to vote of the Company; or

(2)
An affiliate or associate of the Company who at any time within the three (3) year period immediately before the date in question was the beneficial owner of ten percent (10%) or more of the voting power of the then outstanding shares entitled to vote of the Company.

(j)	“Market value,” when used in reference to shares or property of the Company, means the following:

(1)
In the case of shares, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share on the composite tape for New York Stock Exchange listed shares or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act , on which the share are listed or, if the shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if the shares are not quoted on the National Association of Securities Dealers, Inc. Automated Quotations National Market System, the highest closing bid quotation during the thirty (30) day period preceding the date in question of a share on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotation is available, the fair market value on the date in question of a share as determined in good faith by the Board of the Company.

(2)	In the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the Board of the Company.

(k)
“Person” means any natural person, partnership, corporation, group, association, venture, firm, or other entity (other than the Company, any subsidiary of the Company, or a trustee or fiduciary holding stock for the benefit of the employees of the Company or its subsidiaries or any one of its subsidiaries, pursuant to one or more employee benefit plans). If two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, for the purposes of acquiring, owning, or voting shares of the Company, all members of the partnership, syndicate, or other group

48

shall be deemed a person. Person does not include a licensed broker, dealer, or underwriter that purchases shares of the Company solely for purposes of resale to the public that is not acting in concert with an interested shareholder.
(l)    “Share acquisition date,” with respect to any person and the     Company, means the date that the person first becomes an     interested shareholder of the Company.

12.02.	Business Combination with Interested Shareholders; Approved by Directors.

(a)
Except as set forth in these Bylaws, the Company may not engage in any business combination or vote, consent or otherwise act to authorize a subsidiary of the Company to engage in any business combination with respect to, proposed by, or on behalf of, or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any interested shareholder of the Company or any affiliate or associate of the interested shareholder for a period of three (3) years after the interested shareholder’s share acquisition date, unless the business combination or the acquisition of shares made by the interested shareholder on the interested shareholder’s share acquisition date is approved by a committee of the Board of Directors of the Company before the interested shareholder’s share acquisition date. The committee shall be formed in accordance with subsection (d) this Section 12.02.

(b)
If a good faith definitive proposal regarding a business combination is made in writing to the Board of Directors of the Company, a committee of the Board formed in accordance with subsection 4 of this Section 12.02 shall consider and take action on the proposal. Unless the committee responds affirmatively in writing within forty‑five (45) days after receipt of the proposal by the Company, the committee shall be considered to have disapproved the business combination.

(c)
If a good faith definitive proposal to acquire shares is made in writing to the Board of Directors of the Company, a committee of the Board of Directors formed in accordance with subsection 4 of this Section 12.02 shall consider and take action on the proposal. Unless the committee responds affirmatively in writing within forty‑five (45) days after receipt of the proposal by the Company, the committee shall be considered to have disapproved the share acquisition.

(d)	When a business combination or acquisition of shares is proposed pursuant to this Section 12.02, the Board of Directors shall promptly form a committee composed of all of the Board’s disinterested

49

Directors. The committee shall take action on the proposal by the affirmative vote of a simple majority of the committee members. The committee is not subject to any direction or control by the Board with respect to the committee’s consideration of or any action concerning a business combination or acquisition of shares pursuant to this Section 12.02. A committee formed pursuant to this subsection shall be composed of one or more members. Only disinterested Directors may be members of a committee formed pursuant to this subsection. However, if the Board of Directors has no disinterested Directors, the Board shall select three or more disinterested persons to be committee members. For purposes of this subsection, a Director or person is disinterested if the Director or person is not an interested shareholder or an affiliate thereof or a present or former officer or employee of the Company or an affiliate or associate of the Company or of the interested shareholder or of any affiliate or associate of the interested shareholder.

12.03.
Requirements after Three Years. Except for the provisions of Sections 12.02 and 12.04, the Company may not engage at any time in any business combination or vote, consent, or otherwise act to authorize a subsidiary of the Company to engage in any business combination with respect to, proposed by, on behalf of, or pursuant to any agreement, arrangement, or understanding, whether or not in writing, with an interested shareholder of the Company or any affiliate or associate of the interested shareholder other than a business combination meeting all the requirements of this Article XII, the Articles, and the requirements specified in any of the following:

(a)
A business combination with respect to which the consummation date is no less than three years after the share acquisition date, approved by the Board of Directors of the Company before the interested shareholder’s share acquisition date, or as to which the acquisition of shares made by the interested shareholder on the interested shareholder’s acquisition date had been approved by the Board of Directors before the interested shareholder’s share acquisition date.

(b)
A business combination approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote not beneficially owned by the interested shareholder proposing the business combination or any affiliate or associate of the interested shareholder proposing the business combination at a meeting called for that purpose no earlier than three years after the interested shareholder’s share acquisition date.

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(c)
A business combination, with respect to which the consummation date is no earlier than three years after the interested shareholder’s share acquisition date, that meets all of the following conditions:

(1)
The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding common shares of the Company in the business combination is at least equal to the higher of the following:

(i)
The highest per share price paid by the interested shareholder, at a time when the interested shareholder was the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding shares entitled to vote of the Company, for any common shares of the same class or series acquired by it within the three (3) year period immediately before the announcement date with respect to the business combination or within the three (3) year period immediately before, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one year United States treasury obligations from time to time in effect less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since the earliest date, up to the amount of the interest.

(ii)
The market value per common share on the announcement date with respect to the business combination or on the interested shareholder’s share acquisition date, whichever is higher, plus interest compounded annually from that date through the consummation date at the rate for one year United States treasury obligations from time to time in effect less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash, per common share since that date, up to the amount of the interest.

(2)	The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any

51

class or series of shares, other than common shares, of the Company in the business combination is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired any shares of the class or series:

(i)
The highest per share price paid by the interested shareholder, at a time when the interested shareholder was the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding shares entitled to vote of the Company, for any shares of the class or series acquired by it within the three (3) year period immediately before the announcement date with respect to the business combination or within the three (3) year period immediately before, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher, plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one year United States treasury obligations from time to time in effect less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash, per share of the class or series since such earliest date, up to the amount of the interest.

(ii)
The highest preferential amount per share to which the holders of shares of the class or series are entitled in the event of any voluntary liquidation, dissolution, or winding up of the Company, plus the aggregate amount of any unpaid dividends declared or due as to which the holders are entitled before payment of dividends on some other class or series of shares, unless the aggregate amount of the dividends is included in the preferential amount.

(iii)
The market value per share of the class or series on the announcement date with respect to the business combination or on the interested shareholder’s share acquisition date, whichever is higher, plus interest compounded annually from that date through the consummation date at the rate for one year United States treasury obligations from time to time in effect less the aggregate amount of any cash dividends paid

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and the market value of any dividends paid other than in cash, per share of the class or series since that date, up to the amount of the interest.

(3)
The consideration to be received by holders of a particular class or series of outstanding shares, including common shares, of the Company in the business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of the class or series of shares previously acquired by it and the consideration is distributed promptly.

(4)
The holders of all outstanding shares of the Company not beneficially owned by the interested shareholder immediately before the consummation date with respect to the business combination are entitled to receive in the business combination cash or other consideration for the shares in compliance with subdivisions (1), (2) and (3).

(5)
After the interested shareholder’s share acquisition date and before the consummation date with respect to the business combination, the interested shareholder has not become the beneficial owner of any additional shares entitled to vote of the Company except:

(i)	As part of the transaction that resulted in the interested shareholder becoming an interested shareholder;

(ii)	By virtue of proportionate share splits, share dividends, or other distributions of shares in respect of shares not constituting a business combination;

(iii)	Through a business combination meeting all of the conditions of Section 12.02 and this paragraph; or

(iv)
Through purchase by the interested shareholder at any price that, if the price had been paid in an otherwise permissible business combination the announcement date and consummation date of which were the date of the purchase, would have satisfied the requirements of subdivisions (1), (2) and (3) of this Section.

12.04.
Application. This Article XII does not apply to any business combination of the Company with an interested shareholder of the Company who became an interested shareholder inadvertently, if the interested shareholder both:

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(a)
As soon as practicable, divests itself of a sufficient amount of the shares entitled to vote of the Company so that it no longer is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the outstanding shares entitled to vote of the Company.

(b)
Would not at any time within the three (3) year period preceding the announcement date with respect to the business combination have been an interested shareholder except for the inadvertent acquisition.

XIII. LIMITATION ON SHARE REPURCHASES
13.01.    Limitation on Share Repurchases. The Company shall not, directly or indirectly, purchase or agree to purchase any shares entitled to vote from a person who beneficially owns more than five per cent (5%) of the voting stock of the Company for more than the “average market price” of the shares if the shares have been beneficially owned by the person or persons for less than three (3) years, unless either (i) the purchase or agreement to purchase is approved at a meeting of shareholders by the affirmative vote of the holders of a majority of the voting stock entitled to vote excluding shares beneficially owned by such person, by any of such person’s affiliates or associates, or by any officer or director of the Company or (ii) the Company makes an offer, of at least equal value per share, to all holders of shares of such class or series and to all holders of any class or series into which the shares may be converted.
13.02.    Definitions. For the purposes of this Article, “average market price” means the average closing sale price during the thirty trading days immediately preceding the purchase of the shares in question, or if the person or persons have commenced a tender offer or have announced an intention to seek control of the Company, during the thirty trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, of a share on the composite tape for New York Stock Exchange listed shares or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act , on which the shares are listed or, if the shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if the shares are not quoted on the National Association of Securities Dealers, Inc. Automated Quotations National Market System, the average closing bid quotation, during the thirty trading days preceding the purchase of the shares in questions of a share on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if the person or persons have commenced a tender offer or have announced an intention to seek control of the issuing public corporation, during the thirty trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, except that if no quotation is available the average market price is the fair market value on the date of purchase of the shares in question of a share as determined in good faith by the Board of Directors of the Company.

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XIV. AMENDMENTS
14.01.    Amendment of Bylaws. These Bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended, in whole or in part, or replacement Bylaw provisions adopted by: (a) the affirmative vote of a majority of the directors then in office; or (b) the affirmative vote of a majority of the votes cast on such matter(s) at a meeting of shareholders.

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